EXHIBIT 99.1

                                  PRESS RELEASE

Monterey Gourmet Foods
1528 Moffett Street
Salinas, California 93905
831/753-6262

FOR IMMEDIATE RELEASE

Monterey Gourmet Foods Announces First Quarter Net Sales Increase of 27% and Expected Return to Profitability in the Quarter


SALINAS, CA (April 20, 2006) -- Monterey Gourmet Foods (NASDAQ: PSTA) today reported first quarter (ending March 31, 2006) net sales of $22.5 million, an increase of 27% vs. first quarter of 2005. Operating profit is expected to be above $400,000 compared to an operating profit of $102,000 for the first quarter of 2005.

         CEO Jim Williams stated, "We are pleased to report another quarter of strong sales growth. Importantly, a major factor in this growth is the rebounding of our core Monterey Pasta Company sales, which were up 21%. We also saw strong growth in our Natural Foods Division, with CIBO Naturals up 28% and Emerald Valley Organics up 34%."

         Mr. Williams continued, "Operating profit improvement was driven by higher volumes and improvements in gross margins. Our profit improvement is now back on track following the fourth quarter loss, which resulted mostly from exceptional non-recurring costs."

         Monterey Gourmet Foods plans to release final first quarter 2006 results on May 11, and has scheduled its annual shareholders meeting for May 19 in Monterey (Seaside), California.

         This press release contains forward-looking statements concerning the effect of Monterey Gourmet Foods' corporate acquisitions and product innovations on projected sales for future periods including without limitation statements including such terms as "expected return to profitability," "expected to be above", "back on track" and words of similar import. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods' actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of Sonoma Foods and Casual Gourmet operations, processes, and products, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company's ability to achieve improved production efficiencies in connection with the introduction of its new items, (v) the timely and cost-effective introduction of new products in the coming months, (vi) retention of key personnel and retention of key management, (vii) the risks inherent in food production, (viii) intense competition in the market in which the Company competes and (ix) Monterey Gourmet Foods' ability to source competitively priced raw materials to achieve historical operating margins. In addition, the Company's results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.
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         The Company has provided additional information regarding risks associated with the business in the Company's Annual Report on Form 10-K for fiscal 2005, and its Proxy Statement filed June 13, 2005. The Company undertakes no obligation to update or revise publicly, any forward looking statements whether as a result of new information, future events or otherwise.

         Monterey Gourmet Foods markets USDA inspected, fresh gourmet refrigerated food products at its integrated 143,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas, (Monterey County) California, its organic food production facility in Eugene, Oregon and its newly acquired facility in Seattle, Washington. Monterey Gourmet Foods has national distribution of its products in more than 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific.

CONTACT: Jim Williams,  Chief Executive Officer, jimw@montereygourmetfoods.com
         Scott Wheeler, Chief Financial Officer, scottw@montereygourmetfoods.com